Exhibit 99.1

Combined Financial Statements

Cadillac Ranch Restaurants

September 30, 2011 and December 31, 2010

C O N T E N T S

To the Members

Cadillac Ranch Restaurants

Columbus, Ohio

Independent Auditors’ Report

We have audited the accompanying combined balance sheets of Cadillac Ranch Restaurants as of September 30, 2011 and December 31, 2010, and the related combined statements of income and members’ equity and cash flows for the periods then ended.  These combined financial statements are the responsibility of Cadillac Ranch Restaurants’ management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Cadillac Ranch Restaurants as of September 30, 2011 and December 30, 2010, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBQ PARTNERS LLC

Columbus, Ohio
January 11, 2012

CADILLAC RANCH RESTAURANTS

Combined Balance Sheets

September 30, 2011 and December 31, 2010

	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$87,920	$145,856
Inventories	139,636	166,689
Prepaid expenses	288,058	183,601
Other current assets	—	27,684
Total current assets	515,614	523,830

Property and Equipment, at cost
Equipment and fixtures	2,471,113	1,913,789
Leasehold improvements	8,916,561	7,131,980
Total property and equipment	11,387,674	9,045,769

Less: accumulated depreciation and amortization	(1,725,912)	(916,135)

Property and equipment, net	9,661,762	8,129,634

Other Long-Term Assets
Liquor licenses and other assets	187,812	57,067

TOTAL ASSETS	$10,365,188	$8,710,531

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Current maturities of long-term obligations	$2,415,937	$1,526,989
Accounts payable	828,810	383,047
Accrued payroll and benefits	119,775	144,256
Other accrued liabilities	868,921	626,562
Total current liabilities	4,233,443	2,680,854

Long-Term Obligations, less current maturities
Long-term debt	101,289	—
Accrued straight-line rent	421,592	253,115
Deferred lease incentives	4,037,668	3,273,171
Total long-term obligations	4,560,549	3,526,286

Total liabilities	8,793,992	6,207,140

Members’ Equity	1,571,196	2,503,391

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$10,365,188	$8,710,531

The accompanying notes are an integral part of the combined financial statements.

CADILLAC RANCH RESTAURANTS

Combined Statements of Income and Members’ Equity

For the Nine Months Ended September 30, 2011 and the Year Ended December 31, 2010

	2011	2010

Sales	$13,311,806	$11,223,342

Costs of Goods Sold	4,230,618	3,363,579

Gross margin	9,081,188	7,859,763

Operating Expenses:
Payroll and benefits	2,875,322	2,391,916
Other operating expenses	1,819,377	1,603,100
Occupancy expenses	1,388,386	1,008,623
Depreciation and amortization	809,777	634,736
Corporate overhead allocation	720,500	212,725
Total operating expenses	7,613,362	5,851,100

Operating Income	1,467,826	2,008,663

Interest Expense:
Directly incurred by restaurants	445,923	141,382
Corporate allocation	120,161	127,329
	566,084	268,711

Net Income	901,742	1,739,952

Member Contributions	—	452,835

Increase (Decrease) in Members’ Equity from Affiliated Entity Transactions	(1,833,937)	135,753

Members’ Equity - Beginning of Period	2,503,391	174,851

Members’ Equity - End of Period	$1,571,196	$2,503,391

The accompanying notes are an integral part of the combined financial statements.

CADILLAC RANCH RESTAURANTS

Combined Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and the Year Ended December 31, 2010

	2011	2010

Cash Flows from Operating Activities:
Net income	$901,742	$1,739,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	809,777	634,736
Recognition of deferred lease incentives	(320,408)	(204,949)
Corporate overhead allocation	720,500	212,725
Corporate interest allocation	120,161	127,329
Changes in operating assets and liabilities:
Inventories	27,053	(132,489)
Prepaid expenses	(104,457)	(183,601)
Other current assets	27,684	(27,684)
Liquor licenses and other assets	(130,745)	192,984
Accounts payable	445,763	257,884
Accrued payroll and benefits	(24,481)	95,419
Other accrued liabilities	242,359	375,473
Accrued straight line rent	168,477	199,258
Total adjustments	1,981,683	1,547,085

Net cash provided by operating activities	2,883,425	3,287,037

Cash Flows from Investing Activities:
Property and equipment additions	(2,131,669)	(4,712,466)

Cash Flows from Financing Activities:
Principal payments under long-term obligations	(1,649,668)	(1,033,629)
Proceeds from long-term obligations	2,309,123	1,375,261
Proceeds from landlord incentives	1,205,451	2,738,350
Advances to affiliates	(2,674,598)	(1,961,532)
Member contributions	—	452,835
Net cash (used in) provided by financing activities	(809,692)	1,571,285

Net (decrease) increase in cash and cash equivalents	(57,936)	145,856

Cash and Cash Equivalents - Beginning of Period	145,856	—

Cash and Cash Equivalents - End of Period	$87,920	$145,856

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$445,923	$141,382
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Acquisition of property and equipment financed through capital leases	$59,758	$122,715
Seller-financed property and equipment additions	150,478	439,012
Corporate overhead allocation	720,500	212,725
Corporate interest allocation	120,161	127,329

The accompanying notes are an integral part of the combined financial statements.

CADILLAC RANCH RESTAURANTS

Notes to Combined Financial Statements

September 30, 2011 and December 31, 2010

1.       Nature and Scope of Business

The Cadillac Ranch Restaurants (the Company) included in these combined financial statements comprise five restaurants with common ownership as of September 30, 2011 that operate under the name Cadillac Ranch All American Bar & Grill.  The Cadillac Ranch Restaurants included in these combined financial statements only include certain Cadillac Ranch restaurants managed by Restaurant Entertainment Group, LLC (REG) that were acquired in asset purchase transactions that closed on November 4, 2011, December 21, 2011 and December 30, 2011 by a wholly owned subsidiary of Granite City Food & Brewery Ltd. (see Note 8, Subsequent Events).  These restaurants are located in Oxon Hill and Annapolis, Maryland; Indianapolis, Indiana; Bloomington, Minnesota and Miami, Florida. The restaurants provide full-service casual dining and are generally located in either downtown entertainment districts or suburban life style centers

2.       Summary of Significant Accounting Policies

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the combined financial statements and accompanying notes.  Accordingly, actual results may differ from those estimates.

Principles of Combination

As disclosed in Note 1, these combined financial statements include the operations of certain Cadillac Ranch restaurants.  The legal entity names of these restaurants are Parole CR, LLC; Indy CR, LLC; CR NH, LLC; CR Minneapolis, LLC and Kendall CR, LLC.  All significant balances and transactions between the restaurants included in the combined financial statements have been eliminated in combination.

Corporate Allocations

Certain corporate overhead expenses including corporate payroll, accounting, legal, consulting and corporate occupancy incurred by REG in support of the restaurant operations have been allocated to the Company and included in the combined financial statements.  These allocations totaled $720,500 and $212,725 for 2011 and 2010, respectively.  The allocations are based on the Company’s sales as a percentage of total sales for the entities managed by REG.  In addition, interest costs incurred by REG in support of restaurant operations have been allocated based on the percentage of property and equipment for the entities managed by REG.  Corporate allocated interest expense was $120,161 and $127,329 for 2011 and 2010, respectively.  Management believes that the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances.  The expense allocations have been determined on a basis that is considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented.  However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the combined financial statements had the Company operated independently of REG.

CADILLAC RANCH RESTAURANTS

Notes to Combined Financial Statements

September 30, 2011 and December 31, 2010

2.       Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all checking accounts, cash funds and highly liquid debt instruments with a maturity of less than three months at the date of purchase to be cash equivalents.  Cash and cash equivalents include cash on hand and demand deposits held by banks.

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits.  All of the Company’s non-interest bearing cash balances were fully insured at September 30, 2011 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012.  Beginning in 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company’s non-interest bearing cash balances may again exceed federally insured limits.  There were no interest-bearing amounts on deposit at September 30, 2011 in excess of federally insured limits.

Inventories

Inventories, primarily consisting of food and beverages, are carried at the lower of cost, determined by using the first-in, first-out method, or market, and consist of food and beverages.

Property and Equipment

Property and equipment are carried at cost.  The Company provides for depreciation and amortization of property and equipment using the straight-line method.  Major renewals and betterments are capitalized and depreciated or amortized; maintenance and repairs that neither improve nor extend the life of the respective asset are charged to expense as incurred.  The following summarizes the estimated useful lives used in the calculation of depreciation and amortization:

Equipment and fixtures	5 years
Leasehold improvements	10-15 years

Long-Lived Asset Impairments

Annually, or more frequently if events or circumstances change, a determination is made by management to ascertain whether property and equipment have been impaired based on the sum of expected future undiscounted net cash flows from operating activities.  If the estimated undiscounted net cash flows are less than the carrying amount of such assets, the Company will recognize an impairment loss in an amount necessary to write-down the assets to fair value.  In performing its assessment, the Company considers the age of the restaurant and any significant economic events, recognizing that certain restaurants may take 24 to 36 months to become profitable or return to profitability.

CADILLAC RANCH RESTAURANTS

Notes to Combined Financial Statements

September 30, 2011 and December 31, 2010

2.       Summary of Significant Accounting Policies (continued)

Long-Lived Asset Impairments (continued)

The Company reviews its indefinite lived assets annually to determine if events or circumstances indicate that the carrying value of the asset may not be recoverable.  The recoverability of these assets is assessed by comparing estimated fair value to the carrying value.  Changes in estimates could result in future impairment charges.

Management has determined that no impairment existed as of September 30, 2011 and December 31, 2010.

Revenue Recognition

Revenue from restaurant sales is recognized when food and beverage products are sold.  The Company records sales net of sales tax collected.

Advertising

The Company expenses the costs of advertising (including production costs) the first time the advertising takes place.  Advertising expense was approximately $183,000 and $250,000 for the periods ended September 30, 2011 and December 31, 2010, respectively.

Leases

Rent expense for operating leases, which generally have escalating rent payments over the term of the lease, is recorded on a straight-line basis over the lease term.  The difference between the straight-line rent calculation and rent paid is recorded as accrued straight-line rent classified in long-term obligations in the balance sheet.

The Company typically receives contributions from landlords to help fund the construction of new restaurants.  Landlord contributions are accounted for as lease incentive obligations that are amortized as a reduction to rent expense over the applicable lease term.

Income Taxes

The Companies are limited liability companies and are taxed as partnerships.  Therefore, no provision is made for federal taxes on the Company’s income.  No provision is made for state taxes on income for those states in which the Company does business that recognize limited liability companies.  The Company pays certain state and local income taxes on its taxable income based upon statutory rates.

Since the Company’s members are obligated to pay federal and certain state income taxes on a significant portion of the Company’s earnings, the Company may distribute an amount adequate to meet the members’ tax obligations.

CADILLAC RANCH RESTAURANTS

Notes to Combined Financial Statements

September 30, 2011 and December 31, 2010

2.       Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company accounts for uncertainty in income taxes in its combined financial statements as required under FASB ASC, Accounting for Uncertainty in Income Taxes.  The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting.  The Company’s income tax returns prior to fiscal year 2007 are closed.  Management determined there were no material uncertain positions taken by the Company in its state and local income tax returns.

3.       Long-Term Obligations

Long-term obligations consist of the following:

	September 30, 2011	December 31, 2010

Merchant services loans	$1,464,310	$775,437
Restaurant capital lease obligations	89,823	92,121
Restaurant equipment loans	356,686	272,400
Restaurant liquor license loans	98,829	—
Total long-term debt	2,009,648	1,139,958

Accrued straight-line rent	421,594	253,115
Deferred lease incentives	4,545,244	3,660,202
Total long-term obligations	4,966,838	3,913,317
Less: current maturities of long-term obligations	(2,415,937)	(1,526,989)

Total long-term obligations, less current maturities	$4,560,549	$3,526,286

The Company has entered into merchant services loans with unrelated parties.  Each note requires the assignment and payment of 15% to 20% of the Visa, MasterCard and Discover credit card receipts to the lender, who also processes that Affiliate’s credit card payments.  A portion of each note represents prepaid interest, which is added to the principal amount of the note when executed, and expensed as the note is repaid.  Depending upon the specific Affiliate’s credit card sales, the notes, including prepaid interest, are generally repaid over approximately a six month period.  During 2011, the Company borrowed approximately $2,209,000 under such notes, of which $454,000 represented prepaid interest, and repaid $1,520,000 of gross principal.  During 2010, the Company borrowed approximately $1,375,000 under such notes, of which $290,000 represented prepaid interest, and repaid $692,000 of gross principal.  The borrowings are secured by future credit card receipts.

CADILLAC RANCH RESTAURANTS

Notes to Combined Financial Statements

September 30, 2011 and December 31, 2010

3.       Long-Term Obligations (continued)

The Company also has various capital lease obligations secured by point of sale equipment.  Monthly principal and interest, at rates ranging from 9% to 13%, are due through lease expiration at various dates through 2012.  The total cost of assets held under capital lease, included in equipment and fixtures, was $217,016 and $157,258 as of September 30, 2011 and December 31, 2010, respectively.  Additionally, amortization expense for the assets held under capital lease, which is included in depreciation and amortization expense, was $26,577 and $15,867 for the periods ended September 30, 2011 and December 31, 2010, respectively.  Accumulated amortization for the assets held under capital lease was $43,019 and $16,442 as of September 30, 2011 and December 31, 2010, respectively.

The Company also has various non-interest bearing notes issued to equipment suppliers, generally payable in equal weekly payments over 30 to 45 weeks.  The loans are secured by the related equipment.

The Company has a note with a third party for the purchase of liquor licenses.  The note bears interest at 14% and is payable in equal month payments of $1,435 through May 2016 and a final payment of $68,282 due June 2016.

Generally, all long-term obligations have been guaranteed by the two officers of the Company.

Future maturities of capital lease obligations, equipment and liquor license loans at September 30, 2011 are as follows:

2012	$444,049
2013	7,504
2014	8,851
2015	10,466
2016	74,468

Total	$545,338

The annual amortization of deferred lease incentives from 2012 through 2016 is approximately $2,538,000, with approximately $2,007,000 to be amortized thereafter.

4.       Related Party Transactions

The Company has significant business activity with another company affiliated through common ownership, Prime 1 Construction, LLC (Prime 1).  Prime 1 performed the construction of leasehold improvements for the Company.  The Company paid approximately $1,070,000 and $2,140,000 during 2011 and 2010, respectively, to Prime 1 for leasehold improvements.

No formal financing arrangements exist related to financing transactions between the Company and affiliated entities under common control.  Increases or decreases in amounts due from or to affiliated entities under common control are reflected as increases or decreases in members’ equity representing an increase or decrease in the members’ investment.  Corporate allocated charges recognized as expense in the combined statements of income are also recognized as an increase in members’ equity.  The net amount related to these transactions is classified in the combined statements of members’ equity as increase or decrease in members’ equity from affiliated entity transactions.

CADILLAC RANCH RESTAURANTS

Notes to Combined Financial Statements

September 30, 2011 and December 31, 2010

5.       Leases

The Company leases certain shopping center space and improvements used in the restaurant operations under various operating lease agreements.  The initial lease terms range from 8 to 15 years and expire between 2019 and 2027.  The leases include renewal options for 5 to 20 additional years.  Several leases require, in addition to the base rent, additional rent based on percentages of the restaurant’s annual gross revenue, as defined.  The Company is also obligated to pay certain real estate taxes, insurance, common area charges and various other expenses related to the properties.  Several of the leases are collateralized by subordinated liens on the leasehold improvements, equipment and fixtures.

At September 30, 2011, the future minimum rental commitments under noncancelable operating leases with an initial term in excess of one year are as follows:

2012	$1,436,018
2013	1,436,018
2014	1,631,357
2015	1,697,760
2016	1,748,306
Thereafter	7,754,567

Total	$15,704,026

The above future minimum rental amounts exclude renewal options and additional rent based on sales.  Rent expense for 2011 and 2010, respectively, as computed on a straight-line basis, was $740,527 and $546,116 net of the amortization of landlord lease incentives of $320,408 and $204,950.

6.       Self-Insurance

The Company was primarily self-insured for property insurance through June 1, 2011.  Self-insurance liabilities were estimated based upon incurred claims.  At September 30, 2011 and December 31, 2010 there were no incurred claims.

7.       Commitments and Contingencies

The Company is involved in various claims and legal proceedings arising from the normal course of business.  While the ultimate liability, if any, from these proceedings is presently indeterminable, in the opinion of management, these matters should not have a material adverse effect on the combined financial statements of the Company.

7.       Commitments and Contingencies (continued)

The Tax Division of the U.S. Department of Justice has commenced an investigation.  The parties of the investigation include the Company, REG, the Company’s members and other affiliated entities.  To date no charges or claims have been specified.  The Companies included in the combined financial statements are limited liability companies and the Companies’ members are obligated to pay federal taxes and from time to time the Companies may make distributions adequate to meet the members’ tax obligations.  As no charges or claims have been specified, the potential effect of this matter on the financial condition of the Companies, if any, is not currently determinable and no obligations have been recorded in the accompany balance sheet for this matter.

Certain companies are subject to various claims related to liens filed against assets for payments past due principally related to furniture and fixtures or other constructed assets, past due rent payments or claims of default under terms of restaurant lease provisions.  The Company believes that amounts for such claims have been recognized as obligations as of September 30, 2011 in all material respects.  As discussed in Note 1, the assets of the Companies were acquired by Granite City subsequent to September 30, 2011 and certain of these liens and claims were settled from the proceeds of that transaction.

8.       Subsequent Events

Management has evaluated subsequent events through January 11, 2012, the date on which the combined financial statements were available to be issued.

Pursuant to a master asset purchase agreement entered into between Granite City Food & Brewery Ltd. (Granite City) and affiliated entities and the Companies and the Companies’ members and affiliated entities, the operations of the Companies were sold to Granite City in asset purchase transactions that closed on November 4, 2011, December 21, 2011 and December 30, 2011.